RMIC CORPORATION/REPUBLIC MORTGAGE INSURANCE COMPANY

                     EXECUTIVES EXCESS BENEFITS PENSION PLAN

                                   ARTICLE ONE

                           PURPOSE AND EFFECTIVE DATE


         1.1 The purpose of this Executives Excess Benefits Pension Plan is to provide key executives with retirement benefits equivalent to those which they would receive if they were participants in the Old Republic International Employee Retirement Plan, as amended, unaffected by limitations imposed by the Internal Revenue Code on qualified retirement plans.

         1.2 This Plan is effective as of December 13, 2000.


                                   ARTICLE TWO

                                   DEFINITIONS

         2.1 "Plan" shall mean this RMIC Corporation/Republic Mortgage Insurance Company Executives Excess Benefits Pension Plan.

         2.2 "Company" shall mean jointly RMIC Corporation and Republic Mortgage Insurance Company, corporations organized under the laws of the State of North Carolina.

         2.3 "RMIC   Profit  Sharing  Plan"  shall  mean the  Republic  Mortgage
Insurance Company Profit Sharing Plan as amended from time to time.

         2.4 "ORI Pension Plan" shall mean the Old Republic International Employees Retirement Plan as amended and restated from time to time.

         2.5 "Employer" shall mean the Company and each other subsidiary or affiliate of the Company which is a "Participating Employer" under the RMIC Profit Sharing Plan.

         2.6 "Committee" shall mean the Executive Committees of the respective Boards of Directors of the Company acting jointly.

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         2.7 "Employee" shall mean any person who is employed by an Employer.

         2.8 "Eligible  Employee"  shall  mean  any  Employee   selected  by the
Committee to participate in this Plan pursuant to Article Four hereof.

         2.9 "Limiting Provision" shall mean a limitation imposed by sections 401(a)(17) or 415 of the Internal Revenue Code of 1986 or any other provision of the Internal Revenue Code that limits the amount of benefits payable to an individual participant in the ORI Pension Plan.

         2.10 "Change of Control" shall have the same meaning hereunder as it has under the RMIC Corporation/Republic Mortgage Insurance Company Amended and Restated Key Employee Performance Recognition Plan.


                                  ARTICLE THREE

                                 ADMINISTRATION

         3.1 The Plan shall be administered by the Committee which shall be appointed by the Boards of Directors of the Company from their own members. The membership of the Committee may be reduced, changed, or increased from time to time in the absolute discretion of the Boards of Directors of the Company.

         3.2 The Committee shall have the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, to designate Eligible Employees and to make the determinations which it believes necessary or advisable for the administration of the Plan.


                                  ARTICLE FOUR

                                   ELIGIBILITY

         4.1 The Committee shall select the Employee or Employees who shall participate in this Plan. The selection of Employees shall originate within the Committee and, except as herein otherwise provided, all such selections shall be at the sole discretion of the Committee. The Committee shall select only those Employees who are currently Participants in the RMIC Profit Sharing Plan (as

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defined  therein),  for whom the benefits which would be payable  thereunder are limited by one or more Limiting Provisions, and who meet the following additional criteria at the time of selection by the Committee:

         (a) The Employee must have attained age fifty and have been a full time Employee of the Company, and/or a Participating Employer and/or a subsidiary of the Company for at least fifteen years of continuous service; and

         (b) In the case of an Employee of a Participating Employer other than the Company, the Participating Employer or subsidiary must have been a wholly-owned subsidiary of the Company for at least ten years.

Following action by the Committee, in the case of an Employee of a Participating Employer, the Employee's selection must then be ratified by a majority of the entire board of directors of the Participating Employer or, if more than one Participating Employer, the one constituting the Employee's principal employer. No such ratification shall be required in the case of any selected Employee who is principally or entirely an employee of the Company.

         4.2 Once an Employee is designated as an Eligible Employee to participate in this Plan, he shall remain an Eligible Employee, absent any separation from service which occurs prior to attaining age fifty-five. An Eligible Employee shall cease to be eligible and shall forfeit all rights to a benefit payable hereunder as a result of any termination of services as a full time Employee prior to attaining age fifty-five, other than by reason of disability or death.

         4.3 As a condition to continued eligibility and the receipt of a benefit hereunder, an Eligible Employee shall not for a period of three years after his termination of employment with an Employer, either as an individual on his own account, as a partner, joint venturer, employee, agent, salesman for any person, as an officer, director or stockholder (other than a beneficial holder of not more than one percent of the outstanding voting stock of a company having at least five hundred holders of voting stock) of a corporation, or otherwise, directly or indirectly.

         (i) enter into or engage in any business competitive with that carried on by the Company or his Participating Employer or subsidiary of the Company within any area of the United States in which the Company or the Participating Employer or the subsidiary is then doing business; or

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         (ii) solicit or attempt to solicit any of the Participating Employer's, subsidiary,  or the Company's  customers with whom the Employee has had
         contact   as  an   Employee   in  the   exercise   of  his  duties  and
         responsibilities with the intent or purpose to perform for such customer the same or similar services or to sell to such customer the same or similar products or policies which the Employee performed for or sold to such customer during the term of his employment.

If the Committee determines that an Eligible Employee has violated either of the foregoing covenants, the Committee may, by written notice to such Employee, cause his benefit to be immediately suspended for the duration of such continuing violation or if payment of a benefit has not yet commenced, notify the Employee that such continued conduct will cause a forfeiture of such benefit. If after the sending of such notice the Committee finds that the Employee has violated either or both of the foregoing covenants for a period of thirty days following such notice, the Committee may permanently cancel the Employee's benefit hereunder, and thereupon all rights of such Employee under this Plan shall terminate. The foregoing forfeiture provisions shall be inoperative in the event a Change of Control occurs.


                                  ARTICLE FIVE

                                    BENEFITS

         5.1 The benefit payable hereunder to an Eligible Employee shall be the difference between (a) the benefit that would otherwise be payable pursuant to the ORI Pension Plan in any settlement option available under the ORI Pension Plan, absent the limitations imposed by Limiting Provisions and (b) the actual benefit payable to the Eligible Employee under the RMIC Profit Sharing Plan using the same such settlement option. For the purposes hereof, the benefit calculations referred to in items (a) and (b) above shall be made in accordance with the terms and conditions of the ORI Pension Plan and the RMIC Profit Sharing Plan, respectively, in effect as of the date the Employee is to begin receiving benefits. Once made, the calculation of benefits payable hereunder shall not be changed or affected in any manner by any subsequent amendment or termination of either the formula in the ORI Pension Plan or the RMIC Profit

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Sharing Plan,  even if retroactive in effect,  or any change in the value of the balance in the RMIC Profit Sharing Plan.

         5.2 An Eligible Employee shall begin to receive his benefit under this Plan when he begins to receive his benefit under the RMIC Profit Sharing Plan, except that benefits hereunder shall in all cases be paid on the first regular business day of the calendar year quarters beginning in January, April, July and October, respectively.

         5.3 The benefit payable to an Eligible Employee under this Plan shall be paid in the same form as the benefit payable from the RMIC Profit Sharing Plan. If the Eligible Employee has selected an optional form of benefit under the RMIC Profit Sharing Plan, the benefit payable under this Plan shall be calculated by using the same actuarial methods and factors that are applied to calculate his optional benefit under the RMIC Profit Sharing Plan.

         5.4 If an Eligible Employee dies before beginning to receive a benefit hereunder and the Eligible Employee is survived by a spouse entitled to receive a spouse's annuity under the RMIC Profit Sharing Plan, the spouse shall be paid a survivor's benefit under this Plan equal to 50% of the difference between (a) what the Eligible Employee's accrued benefit would have been if calculated pursuant to the ORI Pension Plan without application of the Limiting Provisions, and (b) the accrued benefit under the RMIC Profit Sharing Plan which was used in calculating the spouse's benefit under the RMIC Profit Sharing Plan. The survivor's benefit shall be payable at the same time and in the same manner as the spouse's benefit under the RMIC Profit Sharing Plan, except that such benefit payments shall continue for at least twenty quarters. If the surviving spouse dies before a total of twenty quarterly benefit payments have been made, the remainder of the twenty payments under the survivor's benefit shall be made to the Eligible Employee's designated beneficiary, if any, otherwise to his estate. Such remainder shall be calculated in the same manner as provided above for a survivor's benefit. If there is no surviving eligible spouse at the date of the Employee's death, a survivor's benefit shall nevertheless be calculated as if there was a surviving eligible spouse and shall be payable in twenty quarterly payments to the Employee's designated beneficiary, if any, otherwise to the estate.

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         5.5 If an  Eligible  Employee  dies  after his  benefit  hereunder  has commenced, the payment of the survivor's benefit will be governed by the form of benefit which the Eligible Employee was receiving at the time of his death, except that if the form of benefit elected under the RMIC Profit Sharing Plan and the date of the Eligible Employee's death would result in the Employee and his surviving eligible spouse, if any, receiving less than twenty total quarterly benefit payments hereunder, benefit payments hereunder shall continue until a total of twenty quarterly payments have been made. If there is no surviving eligible spouse upon the Employee's death, then the balance of the twenty total quarterly benefit payments shall be paid to the Employee's designated beneficiary, if any, otherwise to his estate.


                                   ARTICLE SIX

                                IRREVOCABLE TRUST

The Company shall establish an irrevocable grantor trust substantially in the form attached hereto and marked as Appendix A in order to provide itself with a source of funds to assist it in meeting its liabilities hereunder. Notwithstanding such trust, this Plan shall remain an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated Employees. Upon establishing such trust, the Company shall deposit in it funds in an amount equal to the Company's estimated current accrued deferred compensation liabilities under the Plan. Such funds shall be in the form of cash or securities. Any securities shall be valued for such purpose at their current market value and shall not include any securities issued by the Company or any Participating Employer. Each year thereafter, the Company shall separately calculate or cause to be calculated, using assumptions deemed reasonable by the Committee, the current accrued deferred compensation liabilities with respect to each Eligible Employee participating in the Plan. The difference between such liabilities and the value of the assets on deposit in the Trust with respect to each Eligible Employee, taking into account any benefit payments anticipated during the year, as well as an assumed rate of return or interest on the investment of such sums, shall be the indicated additional funding required. The Company shall provide the Employer of each Eligible Employee with a copy of such calculation, and the Employer shall be responsible for the indicated additional funding. In the event the currently

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available funds exceed accrued liabilities,  taking into account the anticipated payouts and investment earnings, such excess shall be carried forward as a credit with respect to the succeeding year's calculation. As benefits become due, the Company shall instruct the trustee and the trustee shall make payments directly to each Eligible Employee or other intended recipient thereof. Any balance remaining upon termination of this Plan shall be returned by the trustee to the Company.


                                  ARTICLE SEVEN

                            AMENDMENT AND TERMINATION

         7.1 The Company shall have the power at any time and from time to time, to amend this Plan by resolution of its Boards of Directors provided, however, that no amendment shall be adopted the effect of which would be to deprive any Eligible Employee of the benefit that is accrued under this Plan. The accrued benefit under this Plan is a benefit equal to the difference between (a) the accrued benefit under the ORI Pension Plan if the Limiting Provisions were not taken into account and (b) the accrued benefit under the RMIC Profit Sharing Plan.

         7.2 The Company reserves the right to terminate this Plan by resolution of its Boards of Directors. Upon termination of this Plan Eligible Employees shall be fully vested in their accrued benefits. The accrued benefit of an Eligible Employee shall be payable at the same time and in the same manner as his accrued benefit under the RMIC Profit Sharing Plan.


                                  ARTICLE EIGHT

                                  MISCELLANEOUS

         8.1 This Plan shall be an unfunded deferred compensation plan. The Company and each Participating Employer shall set up reserves on their books of account evidencing the liability under this Plan.

         8.2 Nothing in the Plan shall be construed to:

         (a) give any Employee any right to participate in the ORI Pension Plan;

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         (b) give  any Employee any  right to participate in this Plan except in accordance with the provisions of this Plan;

         (c) limit in any way the right of an Employer to terminate an Employee's employment; or

         (d) be evidence of any agreement, understanding or commitment, express or implied, that an Employer will continue to employ an Eligible Employee or will employ an Eligible Employee in any particular
             position  or  at  any  particular   rate  of  remuneration.

         8.3 No benefits under this Plan shall be pledged, assigned, transferred, sold, or in any manner whatsoever anticipated, charged, or encumbered by an Eligible Employee, former Eligible Employee, or their beneficiaries, or in any manner be liable for the debts, contracts, obligations or engagements of any person having a possible interest in the Plan, voluntary or involuntary, or for any claims, legal or equitable, against any such person, including claims for alimony or the support of any spouse.

         8.4 This Plan shall be construed in accordance with the laws of the State of North Carolina in every respect, including without limitation, validity, interpretation and performance. The ORI Pension Plan shall, for purposes of this Plan, however, be construed in accordance with the laws of the State of Illinois in all respects.

         8.5 Article headings herein are included for convenience of reference only, and this Plan is to be construed without any reference thereto. Should there be any conflict between such headings and the text hereof, the text shall control.

         8.6 Wherever appropriate, words used in this Plan in the singular include the plural, and the masculine include the feminine.

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         IN WITNESS HEREOF, the Company has caused this Plan to be signed by its duly qualified officers and caused its corporate seal to be hereunto affixed on this 18th day of December, 2000.

                                            RMIC CORPORATION


                                            By:  /s/ William S. Simpson
                                               -------------------------
                                                President



Attest:

/s/ Elizabeth C. Dixon
-----------------------
 Secretary



                                            REPUBLIC MORTGAGE INSURANCE COMPANY


                                            By:  /s/ William A. Simpson
                                               -------------------------
                                                President



Attest:

/s/ Elizabeth C. Dixon
-----------------------
 Secretary


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